UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                                          July 13, 2005

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code              (412) 553-5700

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2005, the Board of Directors of Equitable Resources, Inc., a Pennsylvania corporation (the “Company”) approved an amendment to the Company’s Articles of Incorporation and adopted Restated Articles of Incorporation of the Company.  The Restated Articles of Incorporation of the Company were effective upon filing with the Commonwealth of Pennsylvania, Department of State on July 18, 2005.  The amendments to the Articles, which do not require shareholder approval, (a) increased the number of authorized shares of common stock from 160 million to 320 million, in order to effectuate a two-for-one stock split of the Company’s common stock, (b) changed the Company’s current registered office in Pennsylvania, and (c) deleted a provision relating to a previous stock split which occurred in 2001.  A copy of the Company’s Restated Articles of Incorporation is attached hereto as Exhibit 3.01.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits

3.01 Restated Articles of Incorporation of Equitable Resources, Inc. (As Amended Through July 18, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

By	/s/ Philip P. Conti
Philip P. Conti

Vice President and Chief Financial Officer

Date: July 18, 2005

EXHIBIT INDEX

Exhibit No.	Document Description

3.01	Restated Articles of Incorporation of Equitable Resources, Inc. (As Amended Through July 18, 2005)